                                                                     EXHIBIT 2.3

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         AGREEMENT entered into as of the 7th day of April, 1998, among SOUTHERN ENERGY HOMES S.C. RETAIL, CORP., INC., a Delaware corporation, with its principal place of business in Addison, Alabama (the "Buyer"), RAINBOW HOMES, INC., a Kentucky corporation, with its principal place of business in Hager hill, Kentucky (the "Company"), and HAROLD D. WARD, who is the sole stockholder of the Company (the "Stockholder").

                                R E C I T A L S:

         WHEREAS, the Company is engaged in the retail marketing and sales of new and used manufactured homes at several locations within the States of Kentucky and West Virginia, including, but not limited to, retail lot locations at Ashland, Winchester, Frankfort, South Williamson and Ivel, within the State of Kentucky, and Chapmanville and Nitro, within the State of West Virginia, with the hereinbefore specifically identified retail lot locations being hereafter referred to as (the "Business"); and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Buyer wishes to acquire the sales centers operated by the Company located at Ashland, Winchester, Frankfort, South Williamson and Ivel, within the State of Kentucky, and Chapmanville and Nitro, within the State of West Virginia, including substantially all of the properties and assets of the Company at those locations and is prepared to assume certain liabilities and obligations of the Company, and the Company wishes to convey the Business as a going concern and such assets to the Buyer, subject to such liabilities.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF ASSETS

         1.1   Purchase and Sale of Assets.

               (a) PURCHASED ASSETS. Subject to the provisions of this Agreement, the Company agrees to sell and the Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), the following assets which collectively represent substantially all of the assets of the Business (the "Purchased Assets"):

              (i)   the inventory of new manufactured homes listed on Exhibit A;

              (ii) those fixtures, equipment items and furniture listed on Exhibit B;

              (iii) those customer purchase orders listed on Exhibit C; and

              (iv) the inventory of used manufactured homes listed on Exhibit D (the "Used Home Inventory"); and

              (v)   the other assets listed on Exhibit E.

         1.2 ASSUMED AND RETAINED LIABILITIES: Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations (and only those liabilities and obligations) of the Company which are listed on EXHIBIT F. The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Liabilities". Except to the extent expressly listed on EXHIBIT F, the Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the company, or any affiliate of the Company, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise.

         1.3   PURCHASE PRICE.

               (a) PAYMENTS AT CLOSING. In consideration of the sale by the Company to the Buyer of the Purchased Assets, the Buyer shall assume the Assumed Liabilities and pay to the Company at Closing the Following amount (the "Purchase Price"):

              (i)   $1,150,000.00 plus;

              (ii) $ 3,775,158.00 for New Home Inventory on hand at Closing listed on Exhibit A;

              (iii) The sum of $32,393.00 for customer purchase orders listed on Exhibit C;

              (iv) The sum of $47,500 for the used home inventory listed on Exhibit D;

              (v)   The sum of $73,117 for other assets listed on Exhibit E; and

              (vi) Rent reimbursement for sales centers at Winchester, South Williamson, and Ivel in Kentucky and at Nitro, West Virginia as listed on Exhibit G in the amount of $8,200.

         The purchase price shall be paid by the Buyer by certified check or by federal funds wire transfer of immediately available federal funds.

         1.4 TIME AND PLACE OF CLOSING. the closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Wells, Porter, Schmitt & Jones, 327 Main Street, Paintsville, Kentucky 41240, at 10:00 A.M., on the date hereof or at such other place, date or time as may be fixed by mutual agreement of the parties.

         1.5 TRANSFER OF PURCHASED ASSETS. At the Closing, the Company shall deliver to the Buyer good and sufficient instruments of transfer, transferring to the Buyer title to all the Purchased Assets including a bill of sale and such other instruments of transfer as may be required. Such instruments of transfer
(i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in the form and substance satisfactory to counsel for the Buyer, and (iii) shall effectively vest in the Buyer good and marketable title to all the Purchased Assets, free and clear of all liens, restrictions and encumbrances.

         1.6 FURTHER ASSURANCES. The Company from time to time after the Closing at the request of the Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.5) and take such other action as the Buyer may reasonably require to effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER

         The Company and the Stockholder hereby jointly represent and warrant to the Buyer as follows:

         2.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         2.2 AUTHORIZATION OF TRANSACTION. All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

         2.3 PAYMENT OF TAXES. The Company has filed all federal, state, local, and foreign government income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by the Company with respect to the Business, and the Company has paid all taxes owing by the Company with respect to the Business, except taxes which have not yet accrued or otherwise become due.

         2.4 TITLE TO PURCHASED ASSETS. The Company has good title to all of the Purchased Assets property, free and clear of all liens, restrictions and encumbrances.

         2.5 INVENTORIES. All manufactured homes included in the New Home Inventory and the Used Home Inventory are of a quality and quantity saleable in the ordinary course of the business at prevailing market prices.

         2.6 LITIGATION. There is no suit, action, proceeding or governmental investigation pending (or, to the knowledge of the Company, threatened) against the Company with respect to the Business, and there are no outstanding court order, court decrees, or court stipulations with respect to the Business to which the Company is a party or by which any of its assets are bound. The Company does not have any reason to believe that any such action, suit, proceeding or investigation may be brought against the Company.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer hereby represents and warrants to the Company and the Stockholder as follows:

         3.1 ORGANIZATION OF THE BUYER The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         3.2 AUTHORIZATION OF TRANSACTION. all necessary action, corporate or otherwise, has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of the Buyer enforceable in accordance with its terms, subject to the laws of general application affecting creditor's rights generally.

         3.3 INSPECTION OF INVENTORIES. The Buyer has inspected all manufactured homes included in the New Home Inventory and the Used Home Inventory and found them to be of merchantable quality saleable in the ordinary course of business at prevailing market prices.

         3.4 REFERRAL OF COMPLAINTS AND INQUIRIES. The Buyer shall refer all customer complaints and inquiries concerning manufactured homes sold prior to Closing date to the Company at its address at P.O. Box 232, Paintsville, Kentucky 41240, and shall, in addition to referring any written communication to the Company, report all complaints and inquiries to the Company at its corporate office at Paintsville, Kentucky at Telephone No. (606) 789-1779.

         3.5 STORAGE OF PROPERTY. The Buyer shall permit the Company to store property not purchased hereunder on its leased premises for a period not to exceed thirty (30) days.

ARTICLE 4. CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of the Buyer to complete the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 4 will have been accomplished.

         4.1 NON-COMPETITION AGREEMENT. The Stockholder shall have executed and delivered to the Buyer a non-competition agreement in the form and substance reasonably satisfactory to the Buyer.

         4.2 PROPERTY LEASE. The Buyer shall have either assumed the real estate leases for the property listed on EXHIBIT H or shall have entered into new leases with the landlords for the property.

ARTICLE 5. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

         5.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations set forth in this Agreement are material, shall be deemed to have been relied upon by the other parties and shall survive the Closing and shall not merge in the performance of any obligation by any party hereto.

         5.2 PAYMENT OF DEBTS. The Company shall as promptly as possible after the Closing pay all debts and obligations not to be assumed by the Buyer hereunder.


ARTICLE 6. GENERAL PROVISIONS

         6.1 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

         6.2 ENTIRE AGREEMENT. This Agreement (including all exhibits appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                     SOUTHERN ENERGY HOMES S.C. RETAIL, CORP.

                                     By: /s/ Keith W. Brown
                                         ----------------------------
                                         Name: Keith W. Brown
                                         Title: President


                                     RAINBOW HOMES, INC.

                                     By: /s/ Harold D. Ward
                                         ----------------------------
                                         Harold D. Ward, President

                                     STOCKHOLDER:

                                         /s/ Harold D. Ward
                                         ----------------------------
                                         Harold D. Ward

STATE OF KENTUCKY,

COUNTY OF JOHNSON, SCT.

         The foregoing Instrument was acknowledged before me by Keith W. Brown, President, for and on behalf of Southern Energy Homes S.C. Retail, Corp., this 7th day of April, 1998.

         My Commission expires:  November 30, 2000

         WITNESS my hand and Notarial Seal, this 7th day of April, 1998.


                                             -----------------------------------
                                             NOTARY PUBLIC

STATE OF KENTUCKY,

COUNTY OF JOHNSON, SCT.


         The foregoing Instrument was acknowledged before me, this 7th day of April, 1998 by Harold D. Ward, President of Rainbow Homes, Inc., for and on behalf of said corporation.

         My Commission expires:  November 30, 2000

         WITNESS my hand and Notarial Seal, this 7th day of April, 1998.

                                             -----------------------------------
                                             NOTARY PUBLIC

I CERTIFY TO PREPARATION
OF THE FOREGOING ASSIGNMENT:


/s/ Michael J. Schmitt
--------------------------------------
MICHAEL J. SCHMITT
ATTORNEY AT LAW
WELLS, PORTER, SCHMITT & JONES
P.O. DRAWER 1448
PAINTSVILLE, KY  41240-1448

                            ASSET PURCHASE AGREEMENT


LIST OF EXHIBITS
----------------

Exhibit A:            New Home Inventory

Exhibit B:            Fixtures, Equipment and Furniture

Exhibit C:            Customer Purchase Orders

Exhibit D:            Used Home Inventory

Exhibit E:            Other Assets

Exhibit F:            Assumed Liabilities

Exhibit G:            Rent Reimbursement

Exhibit H:            Real Estate Leases


The Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any exhibit to the within Agreement.